Exhibit 10.1

                                                               EXECUTION VERSION

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective as of October 30, 2008 (the "Effective Date"), by and between MUELLER INDUSTRIES, INC., a Delaware corporation, having its principal address at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 (the "Employer") and Gregory L. Christopher, an individual residing at 3615 Classic Drive South, Memphis, Tennessee 38125 (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Executive has been employed by the Employer in several capacities since September 21, 1992, and currently as Chief Operating Officer of the Employer;

WHEREAS, the Employer and Executive are presently parties to that certain employment agreement effective as of November 9, 2006 (the "Prior Agreement"), embodying the terms of the Executive's employment with the Employer;

WHEREAS, the Board of Directors of the Employer appointed Executive to the position of Chief Executive Officer, effective October 30, 2008; and

WHEREAS, the Employer and the Executive desire to amend and restate the Prior Agreement, in the form of this Agreement, to embody the terms of the Executive's continued employment.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Executive and the Employer hereby agree as follows:

1. Term of Employment. The Employer agrees to employ the Executive and the Executive hereby accepts such employment, as Chief Executive Officer of the Employer, for a rolling three year term. This Agreement shall commence as of the Effective Date, and be automatically extended so that the unexpired term on any date is always three years (the "Employment Period"), until such time as either party gives written notice to the other party of its election not to extend such term. The Employment Period shall end three years from the date on which such notice is given unless it is terminated earlier as provided in Section 4 hereof.

2. Duties and Authority. During the Employment Period the Executive shall serve as Chief Executive Officer of the Employer. The Executive shall devote his best efforts and full working time and attention to services for the Employer. The Executive agrees to hold any additional office or position with the Employer or any of the Employer's subsidiaries without additional compensation if elected or appointed to such office or position.


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3. Compensation.

     a. As compensation for the Executive's services in all capacities during the Employment Period, the Employer shall pay the Executive the following:

          i. a base salary at a rate of $600,000 per annum to be paid in equal installments in accordance with normal payroll practices of the Employer but not less frequently than monthly, provided that in each subsequent calendar year or part thereof during which the Executive is employed commencing in 2009, the Executive's base salary shall be adjusted upward annually from the Executive's current base salary at a rate commensurate with increases granted to other key executives (the "Base Salary").

          ii. a discretionary annual cash incentive bonus (the "Bonus") for each calendar year or part thereof during which the Executive is employed, in an amount consistent with the executive bonus program which the Employer establishes for other key executives, and which shall be paid in accordance with the terms of such bonus program, but in no event later than one day prior to the date that is two and one-half (2 1/2) months following the last day of the fiscal year to which the Bonus relates.

     b. The Executive shall be entitled to reimbursement for reasonable business and travel expenses incurred in the performance of his duties in accordance with the Employer's normal reimbursement practices. To the extent that any right to reimbursement of expenses under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code")), such expense reimbursement shall be made by the Employer no later than the last day of the taxable year following the taxable year in which such expense was incurred by the Executive.

     c. Subject to the terms of the applicable plan and/or program, the Executive shall participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefits maintained by or on behalf of the Employer and in which senior executives of the Employer are entitled to participate.

     d. Subject to Section 4(c) herein, the Executive's existing stock options with respect to the Employer's common stock shall continue to be governed by and subject to the terms and conditions set forth in the respective option agreements.

4. Termination of Employment.

     a. The Executive's employment hereunder shall terminate upon the Executive's death, and the Employer shall have the right to terminate the Executive's employment upon his permanent disability. A permanent disability is a physical or mental disability which results in the Executive's inability to


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substantially perform his duties hereunder for a period of 180 consecutive days or for a period of 200 days within any period of 12 consecutive months, except that a permanent disability shall not include a physical or mental disability which occurs in connection with the Executive's employment hereunder. In the event of termination by reason of death or permanent disability, the Employer's obligation to pay further compensation hereunder shall cease on the date of termination, except that the Executive (or, in the case of death, his beneficiaries, or his estate if no beneficiary has been named) shall be entitled to receive his Base Salary and Bonus prorated on a calendar day basis through the date of such termination.

     b. The Employer may terminate the Executive's employment hereunder for Cause (as defined below) upon not less than 30 days prior written notice specifying such Cause. For purposes of this Agreement, the term "Cause" shall mean (i) Executive's willful and continued failure to substantially perform his duties hereunder, (ii) the engaging by the Executive in willful misconduct which is demonstrably and materially injurious to the Employer, or (iii) the Executive's conviction of a felony for a crime of moral turpitude. For purposes of this Section 4(b), no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. The Executive shall not be terminated for Cause in the case of actions or omissions described in clauses (i) or (ii) of this Section 4(b) unless the Employer shall have given the Executive an opportunity to cure any such actions or omissions during the 30-day period after the Executive's receipt of written notice required under this Section 4(b).

     c. The Executive's employment hereunder may be terminated by the Employer without Cause upon not less than 90 days prior written notice or by the Executive for "Good Reason" (as defined below) upon not less than 10 days prior written notice. In such event, (i) the Executive shall continue to receive (x) his then current Base Salary, payable in accordance with Section 3 hereof as if his employment had continued for the remainder of the Employment Period and (y) an annual amount for each year remaining in the Employment Period equal to the average of all bonuses paid (including, without limitation, the Bonus) to the Executive by the Employer in each calendar year during the three calendar years immediately preceding the written notice, with the first such amount to be paid in the year following the year in which such termination occurs, such amount to be paid in the normal course at the time other executive bonuses are normally paid, but in no event later than December 31 of such year, and each subsequent amount to be paid on a yearly basis thereafter, but in no event later than December 31 of each such year, and (ii) all of the outstanding unvested Employer stock options then held by Executive shall immediately vest and become exercisable upon such notice. Following such termination, the Employer shall pay the Executive an amount equal to the Executive's monthly cost of continuation health, major medical, hospitalization and dental insurance coverage under the Employer's health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for each month until


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and including the month that the Executive reaches age 65, including any increases in such monthly cost which may occur from the date of termination until the Executive reaches age 65. Such amounts shall be paid on a monthly basis until December 31 of the year in which such termination occurs, and thereafter, on or after January 1 of each calendar year following the year in which such termination occurs, but in no event later than December 31 of each such calendar year. In addition, the Executive will be entitled to continue to participate in the Employer's health, major medical, hospitalization and dental insurance plans as are generally made available to the other executive officers of the Employer from time to time until he reaches age 65, provided he bears the full cost of the premium amounts associated with such continued participation.

For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Employer to comply with any material provision of this Agreement which has not been cured within 10 days after notice of such noncompliance has been given by Executive to the Employer, (B) other than as provided in Section 2 herein, the assignment to the Executive by the Employer of duties inconsistent with the Executive's position, authority, duties, responsibilities or status with the Employer as in effect immediately after the Effective Date, including, but not limited to, any reduction whatsoever in such position, authority, duties, responsibilities or status, or a change in the Executive's titles or offices, as then in effect, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions, except in connection with the termination of his employment on account of his death, disability, or for Cause,
(C) the requirement of excessive travel on the part of the Executive, (D) a relocation by the Employer of the Executive's principal place of employment to any location outside a thirty mile radius from the Executive's current principal place of employment, (E) the failure of the Employer to have any successor to the Employer assume the Agreement, (F) the delivery to the Executive of notice of the Employer's decision to terminate the Executive's employment without Cause, or (G) any other material change in the conditions of employment if the Executive determines in good faith that his customary duties can no longer be performed because of the change.

     d. The Executive shall also have the right to resign voluntarily without Good Reason from employment during the Employment Period by written notice to the Employer at least 60 days prior to the effective date of the resignation. Upon such resignation without Good Reason, the Executive shall be entitled to receive any accrued but unpaid Base Salary. The Employer shall have discretion whether or not to award the Executive a Bonus for any calendar year in which he resigns without Good Reason.

     e. If the Executive's employment shall terminate by expiration of the Employment Period or is terminated by the Employer for Cause pursuant to Section 4(b), or if the Executive shall voluntarily resign for any reason other than Good Reason, the Executive's right to receive the Base Salary (except any accrued and unpaid salary and except as set forth in Section 4(f) below), the Bonus, and any other compensation and benefits to which he would otherwise be


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entitled under this Agreement shall be forfeited as of the date of termination of employment.

     f. Except as provided in Section 4(b) hereof, or any relevant option agreement, the Executive's death or termination of employment shall not affect his rights under any Employer stock options.

     g. Notwithstanding anything to the contrary herein, the Executive may also terminate his employment upon a "Change in Control" (as hereinafter defined). If the Executive terminates his employment upon a "Change in Control" then:

          i. the Employer shall pay the Executive as severance pay in a lump sum within thirty days following such termination, the following amounts, which shall not be discounted to take into account present value:

               (1) the Executive's Base Salary through the date of termination at the rate in effect immediately prior to the termination date;

               (2) an amount equal to the product of (x) the Executive's annual Base Salary at the rate in effect immediately prior to the date of termination, multiplied by (z) the number of years (including partial years) then remaining in the Employment Period; and

               (3) an amount equal to the product of (x) the average of all bonuses paid (including, without limitation, the Bonus) to the Executive by the Employer in each calendar year during the three calendar years immediately preceding the date of termination, multiplied by (z) the number of years (including partial years as full years) then remaining in the Employment Period;

          ii. the Employer shall, at the Employer's expense, allow the Executive to continue to participate, until he reaches age 65, in all the Employer's benefits, to the same extent and upon the same terms and conditions as the Executive participated immediately prior to the termination, provided that the Executive's continued participation is permissible or otherwise practicable under the general terms and provisions of such benefit plan; and

          iii. on the later of (x) the day the Executive notifies the Employer he is terminating upon a Change in Control, and (y) ten days prior to the date the Executive actually terminates his employment, all remaining unvested options previously granted the Executive shall become immediately vested and exercisable on that date.

     "Change in Control," as used in Section 4(g) of this Agreement, is defined to mean the occurrence of either of the following two events:

          (i). when any "person," as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, acquires ownership


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of the Employer's securities that, together with securities already held by such person, constitute more than 50% of the total voting power of the Employer's then outstanding securities; provided, that if any one person is considered to own more than 50% of the total voting power of the Employer's securities, the acquisition of additional securities by the same person will not be considered to cause a Change in Control; or

          (ii). the date a majority of members of the Employer's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer's Board of Directors before the date of the appointment or election.

     h. Notwithstanding anything to the contrary herein, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as the Executive has also undergone a "separation from service" as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of the Executive's termination of employment hereunder) shall be paid (or commence to be paid) to the Executive on the schedule set forth in this Section 4 as if the Executive had undergone such termination of employment (under the same circumstances) on the date of his ultimate "separation from service."

5. Notices. Any notice or other communication hereunder shall be made in writing by hand delivery and shall be deemed to have been delivered and received when delivered by hand, if personally delivered, as follows: (a) if to the Executive at the address shown at the beginning of this Agreement or to such other person(s) or address(es) as the Executive shall have furnished to the Employer in writing, and (b) if to the Employer at the address shown at the beginning of this Agreement, attention of the Board of Directors, with copies to the Employer at the same address, Attention: General Counsel, and to Willkie Farr & Gallagher, LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Serge Benchetrit, Esq., or to such other person(s) or address(es) as such persons or the Employer shall have furnished to the Executive in writing.

6. Certain Additional Payments by the Employer.

     a. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution, waiver of Employer rights, acceleration of vesting of any stock options or restricted stock, or any other payment or benefit in the nature of compensation to or for the benefit of the Executive, alone or in combination (whether such payment, distribution, waiver, acceleration or other benefit is made pursuant to the terms of this Agreement or any other agreement, plan or arrangement providing payments or benefits in the nature of compensation to or for the benefit of the Executive, but determined without regard to any additional payments required under this
Section 6 (a "Payment")) would be subject to the excise tax imposed by


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Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     b. Subject to the provisions of Section 6(c) , all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized accounting firm then auditing the accounts of the Employer (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is unwilling or unable to perform its obligations pursuant to this Section 6, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to hereunder as the Accounting Firm). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, determined pursuant to this Section 6, shall be paid by the Employer to the Executive within five days of the receipt of the Accounting Firm's determination, but in no event later than the end of the taxable year next following the taxable year in which the Excise Tax is remitted to the Internal Revenue Service. Any determination by the Accounting Firm shall be binding upon the Employer and Executive. The parties hereto acknowledge that, as a result of the potential uncertainty in the application of Section 4999 of the Code (or any successor provision) at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Employer will not have made Gross-Up Payments which should have been made consistent with the calculations required to be made hereunder (an "Underpayment"). In the event that the Employer exhausts its remedies pursuant to Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive.

     c. The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such


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claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          i. give the Employer any information reasonably requested by the Employer relating to such claim,

          ii. take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer,

          iii. cooperate with the Employer in good faith in order effectively to contest such claim, and

          iv. permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Any costs and expenses to be paid by the Employer in connection with contesting any such claim shall be paid no later than the last day of the taxable year immediately following the taxable year in which such Excise Tax and income tax are remitted to the taxing authority or where as a result of such proceedings or litigation no such taxes are remitted, the end of the taxable year immediately following the taxable year in which there is a final non-appealable settlement or other resolution of the claim. Without limiting the foregoing provisions of this Section 6(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of


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taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Further, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     d. If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's complying with the requirements of Section 6(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

7. Non-Competition and Non-Solicitation. During the Employment Period of the Executive's employment under this Agreement and during the twelve (12) month period following the termination of his employment with Employer for any reason, the Executive shall not, directly or indirectly (i) compete with the Employer or engage or participate, directly or indirectly in the business or businesses which are engaged in by the Employer in any geographical area where such business or businesses are engaged in or proposed to be engaged in by the Employer following the Executive's termination of employment, or (ii) make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who was, at any time during the 24 months preceding the termination of the Executive's employment under this Agreement, a full-time employee of Employer. Nothing herein, however, shall prohibit the Executive from acquiring or holding any issue of stock or securities of any company that has securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; provided that at any one time he and members of his immediate family do not own more than 5% of any voting securities of any such company; and provided, further, that such investments do not require him to participate in the operations of such company. In the event that it shall be determined that any provision of this paragraph is invalid as constituting an unreasonable restraint, the restraint in such provision shall be reduced to the extent necessary to cure such invalidity, and the remaining provisions shall retain full force and effect.


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8. Confidentiality; Property of Employer.

     a. The Executive shall keep secret and retain in strictest confidence and shall not directly or indirectly divulge or communicate to any person (other than as required and authorized in the course of performing his duties hereunder or with the prior written consent of the Employer or as required by law) nor shall he make use of (other than in the ordinary course of his employment for the benefit of the Employer), any trade secrets, designs, design improvements, business information, consultant contacts, pricing policies, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisitions plans, methods of manufacture, inventions and research projects and other business affairs of the Employer and its subsidiaries, or any other confidential information of the Employer or any of its subsidiaries or any of their respective clients or customers, to the extent any of the foregoing is confidential, except as may be required by court order. This restriction shall continue to apply after the termination of the Executive's employment. The Executive shall also use his best efforts at the expense of the Employer to prevent the publication or disclosure of any of the trade secrets or confidential information of the Employer or any of its subsidiaries whether relating to its trade dealings, financial affairs or otherwise which he may have received or obtained or may hereafter receive or obtain while in the service of the Employer or any of its subsidiaries.

     b. All memoranda, notes, lists, records and other documents (and all copies thereof), including computer-related materials, made or compiled by the Executive or made available to the Executive concerning the businesses of the Employer or any of its subsidiaries shall be the Employer's property and shall be delivered to the Employer promptly upon the termination of the Executive's employment with the Employer or any of its subsidiaries or at any other time on request.

9. Delay in Payment; Separate Payments. Notwithstanding any provision in this Agreement to the contrary, any payment otherwise required to be made hereunder to the Executive at any date as a result of the termination of Employee's employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the "Delay Period"). On the first business day following the expiration of the Delay Period, the Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein. Notwithstanding anything herein to the contrary, each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

10. Assignability. This Agreement shall not be assignable by the Employer except to a majority-owned subsidiary or parent entity of the Employer and shall be binding upon and inure to the benefit of the Employer and its successors and assigns. This Agreement shall not be assignable by the Executive, but it shall be


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binding upon, and to the extent provided in Section 4(a) shall inure to the benefit of, the Executive's heirs, executors, administrators and legal representatives.

11. Entire Agreement. This Agreement supersedes any and all prior understandings between the Executive and the Employer as to the subject matter hereof, including, without limitation the Prior Agreement.

12. Waivers, Amendments and Further Agreements. Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 12, may be waived, modified or amended in whole or in part as against the Employer or the Executive except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further actions as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

13. Severability. In case one or more of the provisions contained in this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. No Conflicting Obligations. The Executive represents and warrants to the Employer that the Executive is not now under any obligation to anyone other than the Employer and other entities of which he is a non-executive director and has no interest which is inconsistent or in conflict with this Agreement, or would prevent, limit or impair, in any way, the Executive's performance of any of the covenants or duties hereinabove set forth. However, subject to Section 2 hereof, nothing herein shall be deemed to limit the Executive's participation in, or pursuit of, non-conflicting business interests.

15. Survival. Except as otherwise provided herein, the covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

17. Arbitration; Legal Fees. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof shall be finally settled by arbitration by a single arbitrator in accordance with the rules then in effect of the American Arbitration Association in an arbitration in Memphis, Tennessee. Judgment upon an award rendered by the arbitrator may be entered in any court of competent jurisdiction. To the extent that the Executive prosecutes or defends, whether by arbitration or through a judicial proceeding, a dispute,


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controversy or claim relating to this Agreement which results in a judgment, award or settlement in Executive's favor in any material respect, the Employer shall reimburse the Executive for all reasonable fees and costs (including legal fees) incurred by the Executive in such successful prosecution or defense.

18. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties have executed or caused to be executed this
Agreement effective as of the date first above written.

                                             MUELLER INDUSTRIES, INC.



                                             By:  /s/ Harvey L. Karp
                                                --------------------------------
                                                  Harvey L. Karp, Chairman



                                                 /s/ Gregory L. Christopher
                                             -----------------------------------
                                                    Gregory L. Christopher


                                             Date Signed:  December 26, 2008